EXHIBIT 31.1

CERTIFICATION

I, Duncan Nightingale, certify that:

1. I have reviewed this Form 10-K/A of Gran Tierra Energy Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2015	/s/ Duncan Nightingale
By: Duncan Nightingale
Interim President and Chief Executive Officer
(Principal Executive Officer)